EXHIBIT 10.3

EXECUTION COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of November 8, 2006, by NATUS MEDICAL INCORPORATED, a Delaware corporation (“Debtor” or the “Company”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Secured Party”).

RECITALS:

A. The Company has requested that Secured Party provide the Company with certain financial accommodations as evidenced by one or more promissory notes or other instruments executed and delivered by the Company to Secured Party and other agreements entered into from time to time between the Company and Secured Party, including, without limitation, that certain Credit Agreement, dated as of the date hereof (the “Loan Agreement”) (together with this Agreement and Revolving Line of Credit Note, in the original amount of U.S. $15,000,000.00, executed by the Company in favor of Secured Party, and any and all documents or agreements executed by Debtor in connection with any of foregoing, as any of them may be amended, modified or extended from time to time, collectively, the “Loan Documents”).

B. In order to induce Secured Party to provide financial accommodations to the Company under the Loan Agreement and to enter into the Loan Documents to which it is a party, the Debtor wishes and has agreed to secure its obligations to Secured Party under Loan Documents by granting to Secured Party a first priority security interest in the Collateral (as defined below).

C. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby specifically acknowledged, Secured Party and Debtor agree as follows:

1. GRANT OF SECURITY INTEREST. To secure the prompt and complete payment, observance and performance of each covenant, condition or obligation of whatsoever nature to be performed or observed by the Company under the Loan Documents, including repayment of all future loans extended by and reimbursement obligations owing to Secured Party (the “Secured Obligations”), the Company hereby grants Secured Party a first priority security interest (except for Permitted Liens that are senior to Bank’s security interest) in and to all assets of the Company whether now existing or hereafter arising or acquired, including without limitation the following (collectively, the “Collateral”):

(a) all accounts, deposit accounts, contract rights, chattel paper, (whether electronic or tangible) instruments, promissory notes, documents, general intangibles, payment intangibles, software, letter of credit rights, health-care insurance receivables and other rights to payment of every kind now existing or at any time hereafter arising;

(b) all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Debtor’s business, now or at any time hereafter owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located at Debtor’s places of business or elsewhere;

(c) all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Debtor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Debtor, any bailee or any other person for any purpose;

(d) all money and property heretofore, now or hereafter delivered to or deposited with Secured Party or otherwise coming into the possession, custody or control of Secured Party (or any agent or bailee of Secured Party) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

(e) all right, title and interest of Debtor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service or maintenance agreements, supporting obligations and other similar contracts of every kind in which Debtor now has or at any time hereafter shall have an interest;

(f) all goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and all improvements, replacements, accessions and additions thereto and embedded software included therein, whether located on any property owned or leased by Debtor or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Debtor, and all such goods after they have been severed and removed from any of said real property;

(g) all motor vehicles, trailers, mobile homes, manufactured homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtor or elsewhere;

(h) all of the following (collectively, “Intellectual Property Collateral”):

(i) all patents and patent applications and all patent rights with respect thereto throughout the world, including without limitation all license royalties, foreign filing rights, and rights to extend such patents and patent rights, and all rights in all patentable inventions, and to file applications for patent under federal patent law or under the laws or regulations of any foreign country (collectively, the “Patents”);

(ii) all copyrights (whether or not registered with the United States Copyright Office), and all applications for copyright registration (including without limitation, applications for copyright registrations of derivative works and compilations), all license royalties, foreign filing rights, and extension rights (collectively, the “Copyrights”);

(iii) all trademarks and rights and interests which are capable of being protected as trademarks (including without limitation trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles, and other source or business identifiers, and the goodwill related thereto and represented thereby, and applications pertaining thereto, and all rights to register trademark claims under any state or federal trademark law or regulation of any foreign country, and to apply for, renew, and extend trademark registrations and trademark rights (collectively, “Trademarks”);

(iv) all computer programs, software, source codes, object codes, data bases, processes and trade secrets and all other intellectual property in which Debtor now has or hereafter creates or acquires any interest; and

(v) all applications for any of the foregoing and all licenses with respect to any of the foregoing;

(i) all commercial tort claims in existence on the date of this Agreement or at any time hereafter arising and identified by the Debtor to Secured Party;

together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, any infringement claims or causes of action and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include: (a) interests as a lessee under real property and personal property leases, (b) more than 65% of the voting securities of any Foreign Subsidiary of Debtor; or (c) equipment and related software encumbered by a Permitted Lien covered by paragraph (d) of the definition of Permitted Liens, and any rights of Debtor as licensee, to the extent the granting of a security interest in such equipment or license rights (A) is prohibited by the terms of or would constitute a default under any agreement or document governing such equipment or license right (but only to the extent such prohibition is enforceable under applicable law), or (B) is contrary to applicable law; provided that, upon the cessation of any such restriction or prohibition, such equipment and/or license rights shall automatically become part of the Collateral; and provided further that the provisions of this Section 1 shall in no case exclude from the definition of Collateral any accounts receivables, other rights to payment, general intangibles or proceeds of the disposition of any property. Except as disclosed to Secured Party in writing prior to the date hereof, Debtor represents and warrants to Secured Party that it is not presently a party to, nor is it bound by, any material license, contract or agreement which prohibits Debtor from granting a security interest therein (to the extent such prohibition is enforceable under applicable law). Debtor shall not, hereafter, without Secured Party’s prior written consent, enter into any material license which prohibits Debtor from granting a security interest therein to Secured Party (to the extent such prohibition is enforceable under applicable law), unless Debtor uses commercially reasonable efforts to have such prohibition removed, and in the event Debtor is not successful in having such prohibition removed, Debtor shall give prompt written notice thereof to Secured Party.

Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until the payment and performance in full of all of the Secured Obligations.

2. DEBTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS. Debtor represents, warrants and covenants as follows:

(a) Permitted Liens. Debtor has rights in and good title to all of the Collateral. Other than any of the Intellectual Property Collateral for which Debtor is a licensee, Debtor is and will continue to be the sole and exclusive owner of the Collateral, free and clear of all security interests, liens or encumbrances or other rights or claims of third parties (“Liens”), other than Permitted Liens. For any of the Intellectual Property Collateral for which Debtor is a licensee, each such license or licensing agreement is in full force and effect and Debtor is not in default of any of its material obligations thereunder.

(b) Organization. Debtor is a registered organization (as that term is used in Division 9 of the Uniform Commercial Code (the “UCC”)) under the laws of the State of Delaware. Debtor will notify Secured Party prior to changing either its form or jurisdiction of organization.

(c) True and Complete List. Set forth in (i) Exhibit A is a true and complete list of all registered Copyrights and applications for registrations of Copyrights in which as of the date hereof Debtor holds any interest, (ii) Exhibit B is a true and complete list of all existing patents and letters patent of the U.S. or any other country, all registrations and recordings thereof, and all applications for letters patent, in which as of the date hereof Debtor holds any interest, (iii) Exhibit C is a true and complete list of all registered trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names and domain names, in which as of the date hereof Debtor holds any interest, and (iv) Exhibit D is a is a true and complete list of all claims arising in tort in which Debtor is a claimant existing as of the date hereof.

(d) Trade Secrets. Debtor has taken and will continue to take all reasonable steps to protect the secrecy of and preserve it rights and interests in and to all of its material trade secrets and other material proprietary rights and interests.

(e) No Infringement. To the best of Debtor’s knowledge, no material infringement or unauthorized use presently is being made of any of the Intellectual Property Collateral, by any person or entity, and, to the best of Debtor’s knowledge, Debtor’s use of the Intellectual Property Collateral does not and will not infringe upon the rights or interests of any other person or entity.

(f) Authorization. The person signing below on behalf of Debtor is authorized to sign this Agreement on behalf of Debtor and to bind Debtor to the terms of this Agreement, and all corporate action necessary for the execution of this Agreement has been properly taken by Debtor.

(g) Attorney-in-Fact. Debtor appoints Secured Party, and any officer, employee or agent of Secured Party, with full power of substitution, as Debtor’s true and lawful attorney-in-fact, effective as of the date hereof, with power, in its own name or in the name of Debtor, (i) during the continuance of an Event of Default (as defined below), to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into Secured Party’s possession, (ii) during the continuance of an Event of Default, to sign and endorse any drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral, (iii) to pay or discharge taxes or liens at any time levied or placed on or threatened against the Collateral, (iv) during the continuance of an Event of Default, to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral, (v) during the continuance of an Event of Default, to notify parties obligated with respect to the Collateral to make payments directly to Secured Party, and (vi) generally, to do, at Secured Party’s option and at Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems reasonably necessary to protect, preserve and realize upon the Collateral and Secured Party’s security interest therein, all as fully and effectually as Debtor might or could do; and Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable as long as any of the Secured Obligations are outstanding.

(h) Books and Records; Insurance. Debtor will at all times keep in a manner reasonably satisfactory to Secured Party accurate and complete records of the Collateral and will keep such Collateral insured to the extent similarly situated companies insure their assets. Secured Party shall be entitled, at reasonable times and intervals after reasonable notice to Debtor, to enter Debtor’s premises for purposes of inspecting the Collateral and Debtor’s books and records relating thereto.

(i) Compliance with Laws. Debtor shall not use the Collateral in any manner that is or would result in any material violation of any applicable statute, ordinance, law or regulation or in material violation of any insurance policy maintained by Debtor with respect to the Collateral.

(j) Financing Statements. Other than financing statements, security agreements, assignments and other agreements or instruments executed, delivered, filed or recorded for the purpose of granting or perfecting any Lien (collectively, “Financing Statements”) existing as of the date hereof and disclosed to Secured Party on Exhibit E hereto or arising after the date hereof in connection with any Permitted Lien and Financing Statements in favor of Secured Party, no effective Financing Statement naming Debtor as debtor, assignor, Debtor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

(k) Notices, Reports and Information. Debtor will (i) notify Secured Party of any material claim made or asserted against the Collateral by any person or entity and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Secured Party’s Lien thereon; (ii) furnish to Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; (iii) upon request of Secured Party make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral; and (iv) at Debtor’s sole expense take such action and cause to be made such filings and recordations as Secured Party may reasonably request in order to perfect and protect the security interest and the first priority of Secured Party in and to any and all of the Collateral, including such filings and recordations as may be necessary or prudent (as determined by Secured Party) in the United States Copyright Office and the United States Patent and Trademark Office..

(l) Disposition of Collateral. Debtor will not surrender or lose possession of (other than to Secured Party), sell, lease, rent, or otherwise dispose of or transfer, any of the Collateral or any right or interest therein, except to the extent permitted by the Loan Documents, or dispositions of inventory in the ordinary course of Debtor’s business. Debtor will maintain the Collateral and will not incur or suffer to exist any Liens against the Collateral other than Permitted Liens.

(m) Commercial Tort Claims. Debtor will promptly notify the Security Party of the existence of and information regarding any commercial tort claim arising hereafter in a document authenticated by Debtor and confirming the grant of the security interest under this Agreement in such commercial tort claim.

3. EVENTS OF DEFAULT. The failure of Debtor to pay when due any of the Secured Obligations, or to perform any of its other obligations under any of the Loan Documents, in each case after any period of grace as provided in the Loan Documents, or any material misrepresentation by Debtor in or made in connection with any Loan Document, or the occurrence of any other “Event of Default” as defined in any of the Loan Documents, shall constitute an “Event of Default” hereunder.

4. REMEDIES. Upon the occurrence of an Event of Default, Secured Party may declare all of the Secured Obligations to be immediately due and payable, and Secured Party may exercise any and all rights and remedies hereunder or under applicable law; provided, however, if any Event of Default occurs as a consequence of the commencement of a bankruptcy or other insolvency proceeding by or against Debtor, all of the

Secured Obligations shall be automatically and immediately due and payable without further action or demand. Without limiting the foregoing, Secured Party shall have the right, itself or through any of its agents, with or without notice to Debtor, as to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with applicable law), to exercise any and all rights afforded to a secured party under the UCC or other applicable law, to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Secured Party, in its sole discretion, may deem advisable, and it shall have the right to purchase at any such sale. Debtor agrees that a notice sent at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale, or other Collateral disposition shall be applied first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to attorneys’ fees and legal expenses of Secured Party, and then to the Secured Obligations and to the payment of any other amounts required by applicable law, after which Secured Party shall account to Debtor for any surplus proceeds. The rights and remedies with respect to Debtor and the Collateral, whether established hereby or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided under any other agreement, instrument or document to which Debtor is a party or by which it or any of the Collateral is bound or by law or equity.

5. LICENSE. Debtor grants to Secured Party, to the fullest extent permitted under applicable law, a fully paid and royalty free license, exercisable only upon the occurrence and during the continuance of an Event of Default, to use any and all of the Intellectual Property Collateral as may be reasonably necessary to permit the exercise of any of Secured Party’s rights or remedies with respect to any of the Collateral.

6. FURTHER ASSURANCES. Debtor will upon request promptly execute and deliver all further instruments and documents, and take all further action that Secured Party may reasonably request in order to perfect, protect and maintain the priority of the security interest granted by this Agreement and to enable Secured Party to exercise and enforce its rights and remedies under this Agreement.

7. WAIVERS. Debtor hereby waives (a) the right to require Secured Party to proceed against any other person or against any other collateral it may hold; (b) presentment, protest and notice of protest, demand and notice of nonpayment, demand of performance, notice of sale, and advertisement of sale, (c) following an Event of Default, any right to the benefit of or to direct the application of any of the Collateral until the obligations of Debtor shall have been paid in full, and (d) any defenses which may arise by reason of, or be based on, lack of diligence in collection.

8. ATTORNEYS’ FEES. Debtor agrees to pay the costs and expenses, including reasonable attorneys’ fees, which may be incurred by Secured Party in connection with the negotiation, administration and enforcement of this Agreement and the protection of a Secured Party’s rights hereunder, whether or not legal action is instituted or filed.

9. No Waiver. Any acceptance of partial or delinquent payments or failure of Secured Party to exercise any right shall not waive any obligation of Debtor or right of Secured Party or modify this Agreement or waive any similar default.

10. ASSIGNABILITY. Secured Party may assign its rights under this Agreement and in the Collateral to anyone at any time. This Agreement shall be binding on Debtor and its successors and assigns, and shall benefit Secured Party and its successors and assigns.

11. ENTIRE AGREEMENT. This Agreement and the other agreements referenced herein and therein contain the entire security agreement between Secured Party and Debtor. This Agreement may only be amended, waived, discharged or terminated by a written instrument signed by the Company and Secured Party.

12. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

13. NOTICES. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, (a) if to Secured Party, at Secured Party’s address set forth below its signature, or (b) if to Debtor, at its address as set forth below, or at such other address of Debtor or Secured Party as such party shall have furnished the other in writing:

14. INDEMNITY. Debtor hereby indemnifies Secured Party, its principals and agents (the “Indemnified Parties”) for, and agrees to protect and hold each of them harmless from and against, any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees), causes of action, suits, claims, demands and judgments of any nature or description whatsoever, which may at any time be imposed upon, incurred by or awarded against any Indemnified Party (other than as a result of such Indemnified Party’s own gross negligence or willful misconduct) as a result of the occurrence of any one or more of the following: (a) the grant to Secured Party of any interest in or to any of the Collateral, and (b) any infringement or claim of infringement by any person or entity with respect to any of the Intellectual Property Collateral, or any claim that any of the Intellectual Property Collateral misappropriates any patent, copyright, trade secret, trademark or other intellectual property right of any third party, or breaches any agreement of Debtor with any third party.

15. SEVERABILITY. If any provision or provisions of this Agreement shall be deemed to be contrary to public policy or shall for any reason be held to be invalid, then such provision or provisions shall be deemed to be separable from the remaining provisions of this Agreement, and shall in no way affect the validity of any of the remaining provisions of this Agreement.

16. HEADINGS. Captions and headings in this Agreement are for convenience only and are not to be deemed part of this Agreement.

17. COUNTERPARTS. This Agreement may be executed in counterparts, which when taken together shall constitute one document.

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IN WITNESS WHEREOF, Debtor has executed and delivered this Agreement in favor of Secured Party as of the day and year first above written.

DEBTOR

NATUS MEDICAL INCORPORATED

By:	/s/ STEVEN J. MURPHY
Steven J. Murphy
Its:	Chief Financial Officer
Address: 1501 Industrial Road
San Carlos, CA 94070

EXHIBIT A

Copyrights

None

EXHIBIT B

Patents

BI Docket #	U.S. Serial #	U.S. Filing Date	Type*	U.S. Status	Description

EXHIBIT C

Trademarks

Mark	Registered Owner	Registration/ Application Number	Registration/ Application Date

EXHIBIT D

Commercial Tort Claims

None

EXHIBIT E

Existing Financing Statements

None